UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 17, 2018
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2018, Andrew F. Reardon notified Canadian Pacific Railway Limited (the “Company”) that he will be retiring from the Board of Directors of the Company and the board of directors of Canadian Pacific Railway Company and will not stand for re-election at the Company’s 2019 Annual General Meeting of Shareholders to be held on May 7, 2019. Mr. Reardon has been a director of the Company since May 1, 2013 and Chairman of the Company’s Board of Directors since July 20, 2015. Mr. Reardon’s decision to not stand for re-election was not as a result of any disagreement with the Company.

The Board of Directors of the Company has designated Isabelle Courville as the next Chair following Mr. Reardon’s retirement.

A copy of the press release announcing the retirement of Mr. Reardon and Ms. Courville’s designation as the next Chair of the Board of Directors of the Company is attached as Exhibit 99.1 to this current report on Form 8- K.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
Exhibit 99.1
Press Release dated December 17, 2018 announcing Andrew F. Reardon’s retirement from the Company’s board of directors and Isabelle Courville’s designation as the next Chair of the Company’s board of directors.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2018

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Jeffrey Ellis
		Name:	Jeffrey Ellis
		Title:	Chief Legal Officer & Corporate Secretary

3

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 99.1
Press Release dated December 17, 2018 announcing Andrew F. Reardon’s retirement from the Company’s board of directors and Isabelle Courville’s designation as the next Chair of the Company’s board of directors.